Exhibit 5.1

                                         March 15, 2000

TTR Technologies, Inc.
2 HaNagar Street
Kfar Saba, Israel

      Re: Registration Statement on Form S-1

Gentlemen:

      As counsel to TTR Technologies, Inc. (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-1 (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement") in the form proposed to be filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of up to 10,423,504 shares of Common Stock, par value $.001 per share ("Common Shares"), of the Company.

      This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

      In connection with the opinions expressed herein, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

      In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents, and (v) the power and authority of all persons other than the Company signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company.

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March 15, 2000
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      Sales of an aggregate of 3,881,299 Common Shares covered by the
Registration Statement were covered in the Company's Registration Statement on Form SB-2 (Registration No. 333-85085)(the "October 1999 Registration Statement"). Pursuant to Rule 429 of the General Rules and Regulations promulgated under the Securities Act, the Registration Statement constitutes Post-Effective Amendment No. 1 to the October 1999 Registration Statement. An opinion regarding such Common Shares was filed as an exhibit to the October 1999 Registration Statement. No opinion regarding such Common Shares is given herein.

      The remaining 6,587,206 Common Shares covered in the Registration Statement (the "Remaining Common Shares") consist of:

      (a) an aggregate of 4,722,206 currently outstanding Common Shares held by certain selling stockholders, and

      (b) an aggregate of 1,865,000 Common Shares issuable upon exercise of warrants to purchase such Common Shares held by certain selling stockholders.

      We also have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), including the form of prospectus included therein (as supplemented, the "Prospectus"), will have become effective under the Securities Act, and the Remaining Common Shares will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the Prospectus.

      We are admitted to practice in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware to the extent necessary to render this opinion. The Remaining Common Shares may be issued and sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof, and to the facts in existence on the date hereof. We assume no obligation to update such opinion.

      Based upon and subject to the foregoing, and our examination of law and such other matters as we have deemed relevant under the circumstances, it is our opinion that the Remaining Common Shares, when duly issued and sold in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued, fully paid and non-assessable.

      We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the filing of this opinion with the Commission as an

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March 15, 2000
Page 3


exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission.

                                     Very truly yours,


                                    /s/ Wolf, Block, Schorr and Solis-Cohen LLP
                                      WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP